EXHIBIT 99.1

For further information:
Lori A. Gwizdala,
Chief Financial Officer
Chemical Financial Corporation
989 839 5358

For Immediate Release

Chemical Financial Corporation Reports First Quarter 2006 Earnings

          Midland, MI, April 17, 2006 -- Chemical Financial Corporation's (Nasdaq: CHFC) Board of Directors today reported earnings of $0.47 per diluted share for the first quarter of 2006 compared to first quarter 2005 earnings per diluted share of $0.53, a decrease of 11.3 percent. Net income for the first quarter of 2006 was $11.9 million compared to first quarter 2005 net income of $13.5 million.

          "As anticipated, the effects of higher interest rates continued to impact our financial results. During the first quarter of 2006, decreasing net interest income resulted from higher interest paid on deposits and short-term borrowings, which was only partially offset by increases in interest earned on loans," said David B. Ramaker, President and Chief Executive Officer of Chemical Financial Corporation.

          As announced previously, Chemical Financial Corporation is in the midst of a strategic restructuring which strives to position the Company to better capitalize on growth opportunities in high potential markets and enhance operating efficiencies.

          "We have made substantial progress implementing the restructuring plan during the first quarter of 2006 and are on schedule. We have also initiated a comprehensive, system-wide sales and service training program to help bolster our people and the growth initiatives at all of our 124 banking offices. While we believe the steps we are taking to control costs and stimulate revenue growth will translate into improved financial performance in the future, the short-term financial outlook remains challenging," added Ramaker.

          During the first quarter of 2006, restructuring costs of $385,000 were incurred. Management had estimated that total costs for the restructuring would not exceed $800,000 in 2006 and would be incurred primarily during the first half of the year.

          Net interest income totaled $33.6 million in the first quarter of 2006, a decrease of 6.6 percent from first quarter 2005 net interest income of $35.9 million. Increased interest income from interest-earning assets was insufficient to overcome increased interest expense on interest-bearing liabilities, as well as the effects of a lower level of average earning assets. Net interest margin (on a tax equivalent basis) was 3.90 percent in the first quarter of 2006, down from 3.99 percent in the fourth quarter of 2005 and down from 4.11 percent in the prior year's first quarter. The decrease in the net interest margin during the first quarter of 2006 resulted primarily from increases in deposit rates.

          Total assets were $3.74 billion at March 31, 2006, down slightly from $3.75 billion at December 31, 2005 and down slightly from $3.80 billion at March 31, 2005. At March 31, 2006, total loans were $2.70 billion, versus $2.71 billion at December 31, 2005 and $2.58 billion at March 31, 2005. Investment securities were $673 million at March 31, 2006, down from $722 million at December 31, 2005 and $880 million at March 31, 2005. The decrease in investment securities was primarily attributable to the Corporation using excess liquidity from maturing investment securities to temporarily decrease wholesale borrowings.

          Total deposits were $2.87 billion at March 31, 2006, up from $2.82 billion at December 31, 2005 and down from $2.93 billion at March 31, 2005. In 2005, the markets in which the Company operates saw intense competition for retail deposits translate into increases in deposit pricing and a slight erosion in core deposits. In the first quarter of 2006, the Company experienced an increase in seasonal/municipal customer deposits. Other liabilities, which include Federal Home Loan Bank advances, totaled $367 million at March 31, 2006, down substantially from $428 million at December 31, 2005 and down from $382 million at March 31, 2005.

          The provision for loan losses was $460,000 in the first quarter of 2006, compared to $1.33 million in the prior year fourth quarter and $730,000 in the first quarter of 2005. Net loan losses were $454,000 in the first quarter of 2006, compared to $1.78 million in the fourth quarter of 2005 and $725,000 in the first quarter of 2005. The allowance for loan losses as a percentage of total loans was 1.27 percent at March 31, 2006, up slightly from 1.26 percent at December 31, 2005 and down from 1.33 percent at March 31, 2005. At March 31, 2006, nonperforming loans as a percentage of total loans were 0.73 percent, unchanged from 0.73 percent at December 31, 2005 and up from 0.42 percent at March 31, 2005.

          Noninterest income was $9.8 million in the first quarter of 2006, reflecting a decrease of approximately $348,000 or 3.4 percent from the first quarter of 2005, as increases in fee income were unable to offset decreases in securities gains and mortgage banking revenue. For the first quarter of 2006, there were no net gains on sales of investment securities, whereas in the first quarter of 2005, the Company booked gains of approximately $1.1 million. Excluding gains on sales of investment securities, noninterest income increased 8.2 percent in the first quarter of 2006 compared to the first quarter of 2005.

          Services charges on deposit accounts increased 8.1 percent to $5.1 million in the first quarter of 2006 from $4.7 million in the first quarter of 2005. Other charges and fees for customer services increased to $2.1 million in the first quarter of 2006 from $1.7 million in the first quarter of 2005. First quarter 2006 trust and investment services revenue was essentially unchanged from the first quarter of 2005, at $2.0 million. Mortgage banking revenue fell by 13.5 percent to $423,000 in the first quarter of 2006 from $489,000 in the first quarter of 2005, but was up from fourth quarter 2005 mortgage banking revenue of $371,000. The Corporation was servicing $533 million of residential mortgage loans that were sold in the secondary market at March 31, 2006, compared to $589 million at March 31, 2005.

          Operating expenses were $25.1 million in the first quarter of 2006, up from $23.9 million in the fourth quarter of 2005 and up slightly from $25.0 million in the first quarter of 2005. Excluding $385,000 in expenses incurred with the strategic restructuring, operating expenses in the first quarter of 2006 were $24.7 million. The Company's efficiency ratio rose to 57.3 percent in the first quarter of 2006 from 54.7 percent in the first quarter of 2005, primarily as a result of the decrease in net interest income.

          The Company's return on average assets during the first quarter of 2006 was 1.28 percent, down from 1.43 percent in the prior year's first quarter. Shareholders' equity increased from $487 million at March 31, 2005 to $505 million at March 31, 2006. At March 31, 2006, the Company's book value stood at $20.10 per share versus $19.32 per share at March 31, 2005. The decline in return on assets combined with the increase in shareholders' equity resulted in a decline in return on average equity to 9.6 percent in the first quarter of 2006 from 11.2 percent in the first quarter of 2005.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 124 banking offices spread over 32 counties in the lower peninsula of Michigan. At March 31, 2006, the Company had total assets of $3.74 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Financial 100 index.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates and banking laws and regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands, except per share data)	March 31, 2006	December 31, 2005	March 31, 2005
Assets:
Cash due from banks	$92,404	$145,575	$94,135
Federal funds sold	85,600	6,600	51,500
Interest-bearing deposits with unaffiliated banks	22,448	5,321	37,151

Investment securities - available for sale	571,262	594,491	720,752
Investment securities - held to maturity	102,222	127,806	159,467
Total Investment Securities	673,484	722,297	880,219
Other securities	25,683	21,051	19,986

Commercial loans	521,792	517,852	480,553
Real estate commercial loans	704,547	704,684	696,018
Real estate construction loans	157,087	158,376	122,951
Real estate residential loans	791,869	788,679	756,468
Consumer loans	522,558	540,623	520,800
Total Loans	2,697,853	2,710,214	2,576,790
Less: Allowance for loan losses	34,154	34,148	34,171
Net Loans	2,663,699	2,676,066	2,542,619

Premises and equipment	44,699	45,058	46,671
Intangible assets	70,822	71,496	73,728
Other assets	59,240	55,852	50,881
Total Assets	$3,738,079	$3,749,316	$3,796,890

Liabilities:
Noninterest-bearing deposits	$522,790	$542,014	$525,272
Interest-bearing deposits	2,343,349	2,277,866	2,402,675
Total Deposits	2,866,139	2,819,880	2,927,947
Interest payable and other liabilities	34,934	28,008	33,828
Securities sold under agreements to repurchase	129,392	125,598	94,445
Reverse repurchase agreements	10,000	10,000	-
Federal Home Loan Bank advances - short-term	35,000	68,000	-
Federal Home Loan Bank advances - long-term	158,093	196,765	253,979
Total Liabilities	3,233,558	3,248,251	3,310,199

Shareholders' Equity:
Common stock, $1 par value	25,101	25,079	25,185
Surplus	376,501	376,046	379,149
Retained earnings	111,501	106,507	87,096
Accumulated other comprehensive loss	(8,582)	(6,567)	(4,739)
Total Shareholders' Equity	504,521	501,065	486,691
Total Liabilities and Shareholders' Equity	$3,738,079	$3,749,316	$3,796,890

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Three Months Ended March 31,
(In thousands, except per share data)	2006	2005
Interest Income:
Interest and fees on loans	$43,710	$38,811
Interest on investment securities:
Taxable	6,342	7,564
Nontaxable	620	490
Total Interest on Investment Securities	6,962	8,054
Interest on other securities	341	217
Interest on federal funds sold	951	653
Interest on deposits with unaffiliated banks	313	225
Total Interest Income	52,277	47,960

Interest Expense:
Interest on deposits	15,074	9,193
Interest on securities sold under agreements to repurchase	1,059	348
Interest on reverse repurchase agreements	92	-
Interest on Federal Home Loan Bank advances - short-term	417	-
Interest on Federal Home Loan Bank advances - long-term	2,044	2,472
Total Interest Expense	18,686	12,013
Net Interest Income	33,591	35,947
Provision for loan losses	460	730
Net Interest Income after
Provision for Loan Losses	33,131	35,217

Noninterest Income:
Service charges on deposit accounts	5,097	4,716
Trust and investment services revenue	2,005	2,017
Other charges and fees for customer services	2,132	1,688
Mortgage banking revenue	423	489
Net gains on sales of investment securities	-	1,089
Other	175	181
Total Noninterest Income	9,832	10,180

Operating Expenses:
Salaries, wages and employee benefits	14,590	14,544
Occupancy and equipment	4,786	4,756
Other	5,745	5,683
Total Operating Expenses	25,121	24,983
Income Before Income Taxes	17,842	20,414
Provision for federal income taxes	5,945	6,910
Net Income	$11,897	$13,504

Net income per share:
Basic	$0.47	$0.54
Diluted	0.47	0.53

Cash dividends per share	$0.275	$0.265

Average shares outstanding:
Basic	25,097	25,183
Diluted	25,140	25,247

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Three Months Ended March 31,
(Dollars in thousands)	2006	2005
Average Balances
Total assets	$3,770,833	$3,822,046
Total interest-earning assets	3,535,728	3,585,659
Total loans	2,695,742	2,575,331
Total deposits	2,872,473	2,929,347
Total shareholders' equity	503,990	487,557

	Three Months Ended March 31,
	2006	2005
Key Ratios (annualized where applicable)
Net interest margin	3.90%	4.11%
Efficiency ratio	57.3%	54.7%
Return on average assets	1.28%	1.43%
Return on average shareholders' equity	9.6%	11.2%
Average shareholders' equity as a
percent of average assets	13.4%	12.8%
Tangible shareholders' equity as a
percent of total assets	11.8%	11.1%
Total risk-based capital ratio	18.1%	17.7%

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Credit Quality Statistics
Nonaccrual loans	$13,902	$14,561	$9,913	$8,639	$7,823
Loans 90 or more days past due
and still accruing	5,773	5,136	10,364	7,426	2,914
Total nonperforming loans	19,675	19,697	20,277	16,065	10,737
Repossessed assets (RA)	8,411	6,801	6,511	5,848	6,544
Total nonperforming assets	28,086	26,498	26,788	21,913	17,281
Net loan charge-offs (year-to-date)	454	4,303	2,523	1,804	725

Allowance for loan losses as a
percent of total loans	1.27%	1.26%	1.28%	1.27%	1.33%
Allowance for loan losses as a
percent of nonperforming loans	174%	173%	171%	211%	318%
Nonperforming loans as a
percent of total loans	0.73%	0.73%	0.75%	0.61%	0.42%
Nonperforming assets as a
percent of total loans plus RA	1.04%	0.98%	0.99%	0.82%	0.67%
Nonperforming assets as a
percent of total assets	0.75%	0.71%	0.70%	0.59%	0.46%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.07%	0.16%	0.13%	0.14%	0.11%

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Additional Data
Goodwill	$63,293	$63,293	$63,293	$63,293	$63,293
Core deposits and other intangibles	5,246	5,780	6,306	6,797	7,324
Mortgage servicing rights (MSR)	2,283	2,423	2,595	2,941	3,111
Amortization of intangibles (quarter-to-date)	718	776	903	793	800

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands, except per share data)	1st Qtr. 2006	4th Qtr. 2005	3rd Qtr. 2005	2nd Qtr. 2005	1st Qtr. 2005
Summary of Operations
Interest income	$52,277	$51,912	$50,420	$49,012	$47,960
Interest expense	18,686	16,852	15,274	13,314	12,013
Net interest income	33,591	35,060	35,146	35,698	35,947
Provision for loan losses	460	1,325	1,500	730	730
Net interest income after provision
for loan losses	33,131	33,735	33,646	34,968	35,217
Noninterest income	9,832	9,038	10,249	9,753	10,180
Noninterest expense	25,121	23,878	24,839	24,763	24,983
Income taxes	5,945	6,341	5,451	6,743	6,910
Net income	11,897	12,554	13,605	13,215	13,504

Per Common Share Data
Net income:
Basic	$0.47	$0.50	$0.54	$0.53	$0.54
Diluted	0.47	0.50	0.54	0.53	0.53
Cash dividends	0.275	0.265	0.265	0.265	0.265
Book value	20.10	19.98	19.82	19.68	19.32